UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 20, 2013

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Incentive Compensation Award Opportunities for Named Executive Officers

On February 20, 2013, the Compensation and Pension Committee (the “Compensation Committee”) of the Board of Directors of Lexmark International, Inc. (the “Company”) granted annual incentive compensation award opportunities with respect to the 2013 calendar year (the “IC Performance Period”) to each of the Company’s Named Executive Officers (as defined in Regulation S-K Item 402(a)(3)), pursuant to the Senior Executive Incentive Compensation Plan (the “Senior Executive IC Plan”). The maximum award which may be earned under the Senior Executive IC Plan by any Named Executive Officer is equal to six-tenths of one percent of Operating Income (as defined in the Senior Executive IC Plan) for the IC Performance Period. The Compensation Committee, in its sole discretion, may reduce, but not increase, the award made to a Named Executive Officer based on any factors that the Compensation Committee deems appropriate, including, but not limited to, the performance objectives established by the Compensation Committee under the Company’s 2013 Incentive Compensation Plan (“2013 IC Plan”).

Under the 2013 IC Plan, the corporate performance measures include strategic revenue, operating income, cash cycle days and individual performance.  Business or geographic unit performance measures under the 2013 IC Plan include business unit or geographic unit strategic revenue (including license and subscription revenue for Perceptive Software), operating income, and cash cycle days (days sales outstanding for Perceptive Software). In the event minimum performance objectives are not met for any of the corporate performance measures and any of the business unit/geographic performance measures, if applicable, the Compensation Committee has established free cash flow as an alternative performance measure.  Each of the performance measures include restructuring charges, and generally exclude acquisition related adjustments and inkjet revenue.  The threshold, target and maximum award opportunities established under the 2013 IC Plan for each of the Named Executive Officers, subject in each case to the maximum award amount under the Senior Executive IC Plan, are set forth in the following table.

Name	Threshold	Target	Maximum
P.A. Rooke	$ 144,000	$ 960,000	$ 1,920,000
J.W. Gamble, Jr.	70,125	467,500	935,000
M.S. Canning	63,750	425,000	850,000
S.T.R. Coons	47,813	318,750	637,500
R.J. Patton	42,188	281,250	562,500

2013 Long-Term Incentive Compensation Opportunities for the Named Executive Officers

Also on February 20, 2013, the Compensation Committee granted each Named Executive Officer, other than Mr. Rooke, time-based restricted stock units (RSUs) as a component of their long-term incentive award opportunity, but deferred the grant of performance-based award opportunities to give the Compensation Committee more time to consider the appropriate metrics for the long-term incentive plan.  It is expected that Mr. Rooke’s long-term incentive plan award opportunity will be 100% performance-based.

The time-based RSU awards will vest and settle in three approximately equal installments (34%, 33% and 33%, respectively) on February 24, 2014, February 24, 2015 and February 24, 2016, based on the continued employment of the Named Executive Officer on each vesting date. The time-based RSUs awarded are set forth in the following table.

Name	Time-Based RSU Awards
P.A. Rooke	0
J.W. Gamble, Jr.	19,100
M.S. Canning	19,100
S.T.R. Coons	12,300
R.J. Patton	11,000

The Company intends to provide additional information regarding the compensation awarded to the Named Executive Officers with respect to and during the year ended December 31, 2012 in the Proxy Statement for the Company’s 2013 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission in March 2013.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description of Exhibit

10.1	Form of Time-Based Restricted Stock Unit Award Agreement pursuant to the Company’s Stock Incentive Plan.+

+Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

February 26, 2013	By:	/s/ John W. Gamble, Jr.
John W. Gamble, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Time-Base Restricted Stock Unit Award Agreement pursuant to the Company’s Stock Incentive Plan.+

+Indicates management contract or compensatory plan, contract or arrangement.